UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CPG CARLYLE COMMITMENTS FUND, LLC
CPG CARLYLE COMMITMENTS MASTER FUND, LLC

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

urgent – we need your response.

please do not disregard this letter.

February 15, 2022

[INVESTOR NAME],

You are one of the largest investors in CPG Carlyle Commitments Fund, LLC and we hope this express package demonstrates the critical importance of your vote. We would not bear the expense of contacting you in this way, in addition to the several other attempts made to contact you, unless we absolutely needed your participation.

Over the past several weeks, you should have received communications regarding a proxy campaign to approve matters relating to the proposed acquisition by Macquarie Management Holdings, Inc. of Central Park Group, LLC, the parent company of the investment adviser to CPG Carlyle Commitments Fund, LLC.

The number of proxy votes required to approve the new investment advisory agreement is governed by the securities laws. Your vote is urgently needed. It will make a meaningful difference in our ability to conduct business related to the proposed acquisition.

Vote today, we have made it quick and easy!

Simply call our proxy solicitor, Broadridge, at 1-800-574-6506.

The Board of Directors of the Fund recommends

that you vote “FOR” the Proposals.

Thank you for your confidence and support.

Mitchell A. Tanzman

Director and Principal Executive Officer of the Fund

FOR INTERNAL MACQUARIE USE ONLY - NOT FOR DISTRIBUTION

Financial Advisor Script

Voicemail Message

Hello. This is [CALLER NAME].

I am calling to remind you of the proxy in progress related to Macquarie’s proposed acquisition of Central Park Group. By now I am sure you have seen the communications sent to clients.

We would greatly appreciate your help encouraging clients invested in CPG Carlyle Commitments Fund who have not yet voted to vote their interests now. Voting is easy. Clients call 1-800-574-6506 and the proxy solicitor, Broadridge, will take their vote over the phone. That’s 1-800-574-6506. Voting takes just a few moments and will enable continuity of the Fund’s investment programs & operations.

Once your client has voted, follow up communications from the proxy solicitor should cease.

If you need additional information, please contact Bernie Childs, bchilds@centralparkgroup.com or (646) 660-5698.

Thank you for your ongoing support.

Live Conversation

Hello. This is [CALLER NAME].

I am calling to remind you of the proxy in progress related to Macquarie’s acquisition of Central Park Group. By now I am sure you have seen the communications sent to clients.

We would greatly appreciate your help encouraging clients invested in CPG Carlyle Commitments Fund who have not yet voted to vote their interests now. Voting is easy. Clients call 1-800-574-6506 any time from 9am to 10 pm Monday through Friday, and the proxy solicitor, Broadridge, will take their votes over the phone. Voting takes just a few moments and will enable continuity of the Fund’s investment programs & operations.

Resources are available to simplify this process, including having a proxy specialist from Broadridge on the line to verbally take votes when you call clients. Please let me know how I can help.

If you need additional information, please contact Bernie Childs, bchilds@centralparkgroup.com or (646) 660-5698.

Thank you for your ongoing support.

FOR INTERNAL MACQUARIE USE ONLY - NOT FOR DISTRIBUTION

Additional information to help answer questions

Transaction details

•	CPG signed agreement on October 21, 2021 to be acquired by Macquarie
•	Transaction expected to close Q1 2022
•	CPG will become part of an organization with greater scale, broader distribution capabilities & new opportunities to grow

Reason for the proxy

•	Investors are being asked to approve a new investment advisory agreement and approve a Fund board member
•	The new investment advisory agreement is due to Macquarie’s proposed acquisition of CPG. There will be no changes to Fund’s fees, investment objectives, strategies, risks or restrictions. Portfolio managers will continue in their current roles upon the Closing, except that at Closing, they will be employees of a subsidiary of Macquarie.
•	Timely approval of the new investment advisory agreement will enable continuity of the Fund’s investment programs & allow operations to continue uninterrupted after the sale

Importance of voting

If an Investor does not vote, we may have difficulty obtaining the necessary investor approvals

Questions/Need additional information?

Contact Bernie Childs, bchilds@centralparkgroup.com or 646-660-5698

FOR INTERNAL MACQUARIE USE ONLY - NOT FOR DISTRIBUTION

Advisor voicemail/conversation follow up email

[ADVISOR FIRST NAME],

I am following up on my call from earlier today.

As I mentioned, we are in the midst of an important proxy campaign to approve the proposed acquisition by Macquarie of Central Park Group. All proxy votes, irrespective of investment size, are important and will make a meaningful difference in our ability to conduct business related to the proposed acquisition and will enable continuity of the Fund’s investment programs & operations. As disclosed in the proxy materials, the Board of Directors of CPG Carlyle Commitments Fund recommends that investors vote in favor of all proposals.

We would appreciate your help encouraging your clients to vote as soon as possible. Voting is quick and easy. Investors call the proxy solicitor, Broadridge, at 1-800-574-6506 any time from 9am to 10 pm Monday through Friday, and proxy specialists will review the proposals and capture investor votes.

We have resources available to simplify this process, including having a proxy specialist on the line to verbally take votes when you call clients. Please contact Bernie Childs at (646) 660-5698 or bchilds@centralparkgroup.com if you have questions about the proxy, would like us to send your clients a proxy reminder or if we can assist in any way.

Thank you for your continued support.

Best,

[NAME OF CALLER]

FOR INTERNAL CPG USE ONLY - NOT FOR DISTRIBUTION

Financial Advisor Script

Voicemail Message

Hello. This is [CPG SALESPERSON NAME].

I am calling to remind you of the proxy in progress related to Macquarie’s acquisition of CPG. By now I am sure you have seen the communications sent to clients.

As of yesterday, [CLIENT NAMES] have not yet voted.

We would greatly appreciate your help encouraging clients to vote their interests in each fund. Once your client has voted, follow up communications from the proxy solicitor will cease.

Voting is easy. Clients can call 1-800-574-6506 and our proxy solicitor, Broadridge, will take their vote over the phone. That’s 1-800-574-6506. Voting takes just a few moments and will enable continuity of the Funds’ investment programs & operations.

If you would like to discuss, contact me at [CPG SALESPERSON PHONE] or [CPG SALESPERSON EMAIL].

Thank you for your ongoing support.

Live Conversation

Hello. This is [CPG SALESPERSON NAME].

I am calling to remind you of the proxy in progress related to Macquarie’s acquisition of CPG. By now I am sure you have seen the communications sent to clients. If you need another copy, I can send it to you.

As of yesterday, your clients, CLIENT NAMES, have not yet voted.

We would greatly appreciate your help in encouraging clients to vote. Voting is easy. Call 1-800-574-6506 and our proxy solicitor, Broadridge, will take your clients’ votes over the phone. Voting takes just a few moments and will enable continuity of the Funds’ investment programs & operations.

I have resources available to simplify this process, including having a proxy specialist on the line to verbally take votes when you call clients. Please let me know how I can help.

Finally, I would also like to give you a brief update on the Fund’s performance [XXXXX XXXXX XXXXX].

Thank you for your ongoing support.

FOR INTERNAL CPG USE ONLY - NOT FOR DISTRIBUTION

Additional information to help answer questions

Transaction details

•	CPG signed agreement on October 21, 2021 to be acquired by Macquarie
•	Transaction expected to close Q1 2022
•	CPG will become part of an organization with greater scale, broader distribution capabilities & new opportunities to grow

Reason for the proxy

•	Upon transaction closing, advisory investment agreements for these Funds will terminate:

CPG FOCUSED ACCESS FUND, LLC

CPG VINTAGE ACCESS FUND, LLC

CPG VINTAGE ACCESS FUND II, LLC

CPG VINTAGE ACCESS FUND III, LLC

CPG VINTAGE ACCESS FUND IV, LLC

CPG COOPER SQUARE INTERNATIONAL EQUITY, LLC

CPG CARLYLE COMMITMENTS FUND, LLC

•	Investors are being asked to approve new investment advisory agreements to replace the agreements that will terminate
•	In addition:

o   CPG Cooper investors are being asked to approve a new sub-investment advisory agreement

o   CPG Carlyle investors are being asked to approve a Fund Board Member

•	Timely approval of the new agreements will enable continuity of the Funds’ investment programs & allow operations to continue uninterrupted after the sale

How to vote

•	Investors can vote until 11:59 p.m. Eastern Time on February 17, 2022 or during the virtual shareholder meeting on February 18, 2022 at noon
•	The Proxy Statement contains instructions on how to attend the meeting
•	Voting is easy. Call 1-800-574-6506 and our proxy solicitor, Broadridge, will take your clients’ votes over the phone.
•	Investors with more than one CPG Fund investment will receive proxy cards and/or emails with a unique control number for each investment. It is important that Investors vote with each & every control number.

Importance of voting

If an Investor does not vote, we may have difficulty obtaining the necessary approvals

Changes under new investment advisory agreements

New agreements will reflect Macquarie’s acquisition of CPG. There will be no changes to Funds fees, investment objectives, strategies, risks or restrictions. Portfolio managers will continue in their current roles upon the Closing.

Shareholder meeting details

February 18, 2022 at noon. Investors can transmit their voting instructions online during the meeting. See the Proxy Statement for details on how to join the virtual meeting.

FOR INTERNAL CPG USE ONLY - NOT FOR DISTRIBUTION

Request an email/hard copy of the Proxy for clients

Copies may be requested from our proxy solicitor, Broadridge, at no charge:

•	By Internet: www.proxyvote.com
•	By Phone: 1-800-574-6506

Questions

Contact me at [External Phone] or [External Email]

Central Park Group, LLC

CPG Carlyle Commitments Fund, LLC Proxy FAQs

OVERVIEW

On October 21, 2021 Central Park Group, LLC (“CPG”) signed an agreement to be acquired by Macquarie Management Holdings, Inc. (together with its affiliates, “Macquarie”), with a closing anticipated to occur during the first quarter of 2022 (the “Closing”).

In connection therewith, clients invested in CPG Carlyle Commitments Fund, LLC (“Investors”) are being asked to vote to approve a new investment advisory agreement & to elect Sharon J. Weinberg as a Director of the Fund (the "Director Election Proposal").

The FAQs below provide answers to common questions. We hope this provides background on the transaction, why Investors are being asked to vote & information on the voting process. We greatly appreciate your continued support & assistance in encouraging your clients to vote.

For additional information, contact Central Park Group at info@centralparkgroup.com or (212) 317-9200.

FAQs

Why are Investors being asked to vote?

Following the Transaction, CPG will be part of an organization with greater scale, broader distribution capabilities & new opportunities to grow. CPG believes that the combination of Macquarie & CPG will position CPG under its new ownership to address the needs of individual investors & advisors by providing increased access to alternative investments along with an enhanced client experience. Approval of a new investment advisory agreement will provide continuity of the Fund’s investment program & allow operations to continue uninterrupted after the sale.

In addition, Investors are being asked to vote to elect Sharon J. Weinberg as a Director of the Fund. Ms. Weinberg currently serves as a Fund Director but has not previously been elected by Investors. Information about Ms. Weinberg, including her age, principal occupations during the past five years, experience, qualifications, attributes, & skills, can be found in the Joint Proxy Statement.

How does the Fund’s Board recommend that Investors vote on the Proposal?

The Fund’s Board unanimously approved & recommend that Investors vote FOR the Proposal.

When will the proxy launch?

On or about January 4, 2022.

When is the deadline for voting?

Investors can vote until 11:59 p.m. Eastern Time on February 17, 2022. Investors can also attend the virtual Shareholder meeting on February 18, 2022 & transmit their voting instructions online during the meeting. See Proxy Statement for instructions on how to attend the meeting.

How do Investors vote?

Can Financial Advisors vote on behalf of an Investor?

Unless the advisor has discretion, Investors must cast their own votes.

Why is it important for Investors to vote?

Votes & participation are very important to us, no matter how many units an Investor owns. If an Investor does not vote, we may have difficulty achieving a quorum & obtaining the necessary approvals.

To express our appreciation for Investor participation, Central Park Group will make a charitable donation to Ronald McDonald House New York in the amount of $1 per Investor that votes. Ronald McDonald House New York provides temporary housing & support services for families battling pediatric cancer & other serious illnesses as they travel to New York City for potentially lifesaving treatment.

How will Investors receive the proxy card?

Investors will receive their materials in hard-copy through the mail. Investors who provided CPG with their email & who have affirmatively consented to receive materials via email will receive their materials electronically.

Will Fund fees increase?

Fees will not change.

Will the proposed New Investment Advisory Agreement result in any changes to portfolio management, investment objective, or investment strategy of the Fund?

There will be no changes to the Fund’s investment objective, strategy, risks or restrictions. Portfolio managers will continue in their current roles upon the Closing.

When is the Shareholder meeting?

February 18, 2022. Investors should cast their votes by February 17, 2022 or at the virtual Shareholder meeting.

Who is Broadridge?

CPG has engaged Broadridge as its proxy solicitor.

Is the Fund paying for the Transaction or proxy solicitation?

No. The Fund will not bear any portion of the costs associated with the Transaction or proxy solicitation.

Can Investors request paper or email copies of the proxy materials?

Copies may be requested from our proxy solicitor, Broadridge, at no charge:

•	By Internet: www.proxyvote.com
•	By Phone: 1-800-574-6506

How can Investors opt out of telephone calls about proxy voting?

Once an Investor votes, phone solicitation should cease.

Will the date of investment change for tax &/or reporting purposes?

No.

What if I still have questions or need additional information?

Contact Central Park Group at (212) 317-9200 | email at info@centralparkgroup.com.

Over the past several weeks, your clients, who are investors in Central Park Group Funds, have received proxies related to the proposed acquisition by Macquarie Management Holdings, Inc. of Central Park Group, LLC, the parent company of the Funds’ investment adviser. Our records indicate that some of your clients have not yet cast their votes.

All votes are important and will make a meaningful difference in our ability to conduct necessary business related to the proposed acquisition.

The Board of Directors has recommended that investors vote FOR proposals up for consideration.

If you would like Central Park Group to send a proxy reminder to your clients, please CLICK HERE.

If you have questions or need additional information, please contact Bernie Childs at Central Park Group, bchilds@centralparkgroup.com or 646-660-5698.

Thank you for your support of Central Park Group Funds.

[ADVISOR FIRST NAME],

I am following up on my call from earlier today.

As I mentioned, we are in the midst of an important proxy campaign to approve the proposed acquisition by Macquarie of Central Park Group. All proxy votes, irrespective of investment size, are important and will make a meaningful difference in our ability to conduct business related to the proposed acquisition etc. The CPG Carlyle Commitments Fund Board of Directors recommends that investors vote in favor of all proposals up for consideration.

We would appreciate your help encouraging your clients to vote as soon as possible. Voting is quick and easy. Investors call 1-800-574-6506 and proxy specialists will review the proposals and capture investor votes.

We have resources available to simplify this process, including having a proxy specialist on the line to verbally take votes when you call clients. Please contact [CPG INTERNAL NAME], copied on this email, who covers your territory at [CPG INTERNAL PHONE] or [CPG INTERNAL EMAIL] if you have questions about the proxy, would like us to send your clients a proxy reminder or if we can assist in any way.

Thank you for your continued support and for entrusting your client assets to us.

Best,

[NAME OF CPG CALLER]